Exhibit 23.1

Deloitte & Touche LLP Brookfield Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of (1) our reports dated March 15, 2012, relating to the consolidated financial statements of Brookfield Asset Management Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2011, and (2) our reports dated March 23, 2011, relating to the consolidated financial statements of the Company, and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

July 13, 2012